Exhibit 99.1

                 Sonic Foundry Triples Revenues in Fiscal 2004

     MADISON, Wis.--(BUSINESS WIRE)--Dec. 2, 2004--Sonic Foundry(R), Inc. (Nasdaq:SOFO), a leading rich media solutions company, today announced results for its 2004 fiscal year, including a number of key milestones in revenues, customers, markets and technology. During fiscal 2004, Sonic Foundry effectively rebuilt itself -- transforming from a rejuvenated start-up into one of the industry's top rich media technology providers.

     Highlights for the year include:

     -- Revenues more than triple. The ninth consecutive quarter of increased Mediasite(TM) sales bolstered Sonic Foundry's fiscal 2004 revenues to $4.4 million for the year, more than triple the $1.3 million it reported for fiscal 2003. Sales from shipments of its Mediasite rich media presentation recorders also nearly tripled for the year -- rising to $3.4 million, up from $1.2 million for the prior year. As expected, the company continues to see a marked increase in its customer support and services revenue in line with its fast-paced revenue growth. For fiscal 2004, customer support fees rose more than five times to $425,000 versus $84,000 reported for 2003. Additional revenue was garnered from ongoing licensing fees for its Publisher(TM) product and a grant it secured for advanced research in early 2004 from the U.S. Department of Justice. In addition, because the company amortizes its service contracts over the life of the agreement, it had $473,000 in unearned revenues on its balance sheet that it will carry forward. This cache of unrecognized revenue is expected to grow proportionately with the company's increased revenues over time.

     -- Gross margins double year-to-year. Gross margins improved significantly from the previous year, growing to 60 percent, up from 30 percent reported a year ago. Gross margins are expected to improve even more near-term based on continued increases in revenues; non-cash amortization of purchased technology costs remaining constant; and, as the mix of revenues reflect a greater percentage of customer support, licensing and consulting fees.

     -- Loss from continuing operations reduced. For fiscal 2004, Sonic Foundry reported a loss from continuing operations of $5.5 million, an improvement of $2.0 million or 27 percent from the $7.5 million loss recorded in fiscal 2003. Bottom line results were a loss of $5.4 million, or 18 cents per share, in 2004 versus income of $1.5 million or 5 cents per share in 2003. Prior year results include a one-time $11.9 million gain related to the sale of discontinued business units, partially offset by a $2.9 million loss from operations of the discontinued businesses. Increased sales and marketing expenses were slightly offset by reduced G&A and R&D expenses for the year. During the latter part of fiscal 2004, Sonic Foundry made investments in new sales staff, marketing and new product launch activities to help accelerate its continuing growth into new vertical and geographical markets.

     -- Fourth quarter results improve. Revenues for the fourth quarter of fiscal 2004 were a record $1.4 million. Billings were $1.5 million, including new service and maintenance fees that were recorded as unearned revenue. Sales of Mediasite products increased 24 percent over the prior quarter. For the fourth quarter of fiscal 2004, the company reported a net loss of $1.4 million, or five cents per share.

     -- Increased awareness in existing markets and budding recognition in new large, growing arenas. Sonic Foundry's seeding efforts in the first half of fiscal 2004 blossomed into strong sales and momentum in several key market segments. Nearly half the company's customers are in the higher education market where distance and online education continue to rapidly expand in that sector. Evidence of the lucrative market potential for Mediasite was supported by the Sloan Consortium's latest study, Entering the Mainstream -- The Quality and Extent of Online Education in the United States, 2003 and 2004. The 1,100-plus colleges and universities surveyed for the report expect nearly a 25 percent average growth rate in online enrollment figures, while a majority stated that online education is critical to their long-term strategy. The company also made significant in-roads into both the state and federal government markets during fiscal 2004. The company is pursuing leading organizations within each of its key target market segments of education, health, pharmaceutical, defense and aerospace. To date, Sonic Foundry has secured multiple organizations as customers in each of these market segments.

     -- Solid customer growth. During fiscal 2004, Sonic Foundry expanded its customer base to 228, up 150 percent from 91 in 2003. Likewise, it grew its number of installed units by more than 200 percent -- to 390 in fiscal 2004 from 123 in 2003. Existing customers are experiencing strong internal demand for rich media content and are making additional purchases -- more than 35 percent of the company's end user Mediasite revenues were attributed to multi-unit sales -- an indication of the growing market acceptance and demand for Mediasite and rich media communications in general. New customers signed include George Washington University, New York University, University of Texas -- Austin, American Family Insurance, Northrop Grumman, Pepsi-Cola and Sandia National Laboratories.

     -- Introduced the industry's first family of rich media recorders. Mid-way through the year, Sonic Foundry unveiled significant new additions to its Mediasite family. New presentation recorders and server software to automate and manage rich media publishing were key additions to the product line. Significant technology enhancements, such as one-button 'start, stop, burn' capabilities along with AV automation built on a new hardware design are extending Mediasite into new markets and deepening its roots in existing accounts. The Company continues to advance its real-time rich media technology through simplification of the capture process and providing more flexible viewing and navigation.

     -- Transforming the way organizations communicate. Companies that use Mediasite report a transformed workplace where a culture of rich media usage begins to develop. People in the field or at a satellite office feel more connected to corporate headquarters, and all employees quickly become accustomed to going to the company's Intranet for rich, timely information. Users also report the benefits of flexible delivery, viewing Mediasite's auto-published content in on-demand mode. When given a choice between live and on-demand viewing, individuals are leaning heavily towards on-demand -- clearly illustrating the preference for convenient anywhere/anytime access.

     "Sonic Foundry made great strides this past year and accomplished the objectives it set forth at the beginning of 2004," noted Rimas Buinevicius, chairman and CEO of Sonic Foundry. "The rich media market is a young, emerging industry ripe for fast-paced growth. While we've seen growing enthusiasm for our family of products, there is much more ahead. In 2005, we will continue to do what Sonic Foundry has always done -- deliver practical and innovative technologies that change the way organizations create and deliver rich media content. We are confident that this recipe of success will translate into helping us meet our goals in the months and years ahead."
     In its fiscal third quarter 2004 release, the company stated it anticipates exceeding $10 million in revenue, improving gross margins and reaching breakeven late next year. Buinevicius states that it is on track to meet or exceed this financial goal in 2005.
     Sonic Foundry will host a Webcast today to discuss its 2004 fiscal year end results at 10:00 a.m. CT/11:00 a.m. ET. It will use Mediasite to Webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com. An archive of the Webcast will be available for 30 days.

     About Sonic Foundry(R), Inc.

     Founded in 1991, Sonic Foundry (Nasdaq:SOFO) is a provider of rich media communications technology for the enterprise. The company's high-performance rich media presentation systems are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs. Sonic Foundry is based in Madison, Wis. For more information about Sonic Foundry, visit the company's Web site at www.sonicfoundry.com.

     Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing multi-unit and repeat purchases, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.


                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
             (in thousands except for share data and per share data)

                                                       September 30,
                                                     -----------------
                                                       2004      2003
                                                     -------   -------
Assets
Current assets:
  Cash and cash equivalents                          $ 7,583  $12,623
  Accounts receivable, net of allowances of $98
   and $40                                             1,345      508
  Accounts receivable, other                              18      139
  Inventories                                            371      111
  Prepaid expenses and other current assets              281      214
                                                      -------  -------
      Total current assets                             9,598   13,595
Property and equipment:
  Leasehold improvements                                 185      132
  Computer equipment                                   1,010      741
  Furniture and fixtures                                 177       96
                                                      -------  -------
   Total property and equipment                        1,372      969
   Less accumulated depreciation                         627      381
                                                      -------  -------
     Net property and equipment                          745      588
Other assets:
  Goodwill and other intangible assets, net            7,676    7,726
  Capitalized software development costs, net of
   amortization of $788 and $508                         612      892
                                                      -------  -------
   Total other assets                                  8,288    8,618
                                                      -------  -------
Total assets                                         $18,631  $22,801
                                                      =======  =======

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                   $   879  $ 1,065
  Accrued liabilities                                    686    1,263
  Unearned revenue                                       473      194
  Current portion of capital lease obligations            --       48
                                                      -------  -------
       Total current liabilities                       2,038    2,570

Other liabilities                                         27       --
                                                      -------  -------

     Total liabilities                                 2,065    2,570

Stockholders' equity:
  Preferred stock, $.01 par value, authorized
   5,000,000 shares; none issued                          --       --
  5% preferred stock, Series B, voting,
   cumulative, convertible, $.01 par value
   (liquidation preference at par), authorized
   10,000,000 shares, none issued                         --       --
  Common Stock, $0.01 par value, authorized
   100,000,000 shares; 29,782,269 and 28,684,449
   shares issued and 29,712,019 and 28,614,199
   shares outstanding                                    298      287
  Additional paid-in capital                         169,383  168,106
  Accumulated deficit                               (152,908)(147,532)
  Receivable for common stock issued                     (39)    (462)
  Treasury stock, at cost, 70,250 shares                (168)    (168)
                                                      -------  -------
     Total stockholders' equity                       16,566   20,231
                                                      -------  -------
Total liabilities and stockholders' equity           $18,631  $22,801
                                                      =======  =======


                                      Years Ended September 30,
                                --------------------------------------
Continuing Operations               2004         2003         2002
                                 -----------  -----------  -----------
Revenue:
Product sales                   $     3,443  $     1,172  $       206
Customer support fees                   425           84           12
Other                                   545            8          641
                                 -----------  -----------  -----------
Total revenue                         4,413        1,264          859
Cost of revenue                       1,759          888          380
                                 -----------  -----------  -----------
Gross margin                          2,654          376          479

Operating expenses:
Selling and marketing expenses        3,826        2,975        2,548
General and administrative expenses   2,826        3,189        2,728
Product development expenses          1,609        1,742        3,079
                                 -----------  -----------  -----------
   Total operating expense            8,261        7,906        8,355
                                 -----------  -----------  -----------
Loss from operations                 (5,607)      (7,530)      (7,876)

Other income (expense):
Interest expense                         --           --          (13)
Other income (expense), net              99          (19)        (425)
                                 -----------  -----------  -----------
   Total other income (expense)          99          (19)        (438)
                                 -----------  -----------  -----------
Loss from continuing operations      (5,508)      (7,549)      (8,314)

Gain (loss) from operations of
 discontinued operations
 including $68 of income tax
 benefit in 2003 and $12 of
 income tax expense in 2002             132       (2,930)      (3,691)
Gain on disposal of discontinued
 operations                              --       11,932           --
                                ------------  ----------- ------------
Income (loss) before cumulative
 effect of change in accounting
 principle                           (5,376)       1,453      (12,005)

Cumulative effect of change in
 accounting principle                    --           --      (44,732)
                                ------------ ------------  -----------
Net income (loss)               $    (5,376) $     1,453  $   (56,737)
                                 ===========  ===========  ===========

Income (loss) per common share:
Continuing operations           $     (0.18) $     (0.27) $     (0.31)
Discontinued operations                  --         0.32        (0.14)
Cumulative effect of change in
 accounting principle                    --           --        (1.67)
                                ------------ ------------  -----------
Basic net income (loss) per
 common share                   $     (0.18) $      0.05  $     (2.12)
                                 ===========  ===========  ===========
Diluted net income (loss) per
 common share                   $     (0.18) $      0.05  $     (2.12)
                                 ===========  ===========  ===========

Weighted average common shares   29,457,000   27,794,000   26,812,000
                                 ===========  ===========  ===========


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